Period from April 1, 2004 through March 31, 2005
10f-3 Transactions

THE BRAZILIAN EQUITY FUND, INC.


Date         Offering           Ticker    Broker
10/28/04  GRENDENE              GRND3.SA  BANCO PACTUAL
11/18/04  DIAGNOSTICOS DA AMER  DASA3.SA  UBS Warburg


Price    Shares/Units

$31.00   13,435
$20.00   20,800

                   % of Offering
Transaction        Allocated
Amount                to Fund

$416,485.00         0.08%

$416,000.00         0.11%


% of Offering
Allocated to CSAM
Clients Including
Funds              % of Assets  CSFB ROLE

0.87%              0.94%       CO-MANAGER

0.79%              0.88%       CO-MANAGER


OFFERING AMT (M)

17,304,438

19,016,699